UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):

February 26, 2019
____________________________________________________________

THERMO FISHER SCIENTIFIC INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

168 Third Avenue
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1000
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.                                 ☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers
On February 26, 2019, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Thermo Fisher Scientific Inc. (the "Company") established a target cash bonus amount for 2019 for each of the Company’s executive officers, as well as performance metrics and goals for the Company under the Company’s annual cash incentive program. The target cash bonus amount for each executive, which is expressed as a percentage of base salary (ranging from 90% to 200%), was determined by the Compensation Committee based on the salary level and position of such executive within the Company.
The performance metrics and goals for the annual cash incentive plan for 2019 are based on (a) (70%) financial measures for the Company, comprised of (i) growth in revenue (adjusted for the impact of acquisitions and divestitures and for foreign currency changes) (35%), (ii) earnings (adjusted for restructuring charges and certain other items of income or expense) before interest, taxes and amortization as a percentage of revenue at varying percentages of organic revenue growth (15%), (iii) net income (adjusted for restructuring charges and certain other items of income or expense) (15%) and (iv) operating cash flow (adjusted for capital expenditures and operating cash flows from discontinued operations) (5%) and (b) (30%) non-financial measures of such executives’ contributions to the achievement of certain business objectives of the Company.
Based on investor feedback in support of the use of different performance metrics for the Company's annual incentive plan and performance share awards, the Compensation Committee eliminated adjusted EPS as a performance metric in the annual incentive plan, replacing it with the adjusted net income metric described above. This change addressed the reliance on the same metrics in the two plans, while continuing to emphasize the importance of maximizing earnings by adding a metric that aligns with what virtually all of our employees can influence. Adjusted EPS remains a performance metric for performance share awards given its importance in measuring shareholder value creation. The Company elected to continue to utilize organic revenue growth in both plans based on feedback from investors around the criticality of that metric in driving shareholder value creation. For each of the financial measures included in the Company’s annual incentive plan, the Company’s actual performance will be measured relative to the Company’s internal operating plan for 2019, and the Compensation Committee will have the option of considering the impact of macro-economic factors, including foreign exchange. After giving effect to the weighting of the performance metrics and individual performance, a range of performance for the financial and non-financial measures, corresponding to a multiplier of 0 to 2, will be applied to the target cash bonus amounts.
The Compensation Committee also adopted an enhanced Clawback Policy (the "Policy"), applicable to all executive officers and other members of senior management, providing that in the event the Company is required to prepare an accounting restatement for periods that end on or after the effective date of the Policy due to material noncompliance of the Company with any financial reporting requirement under the U.S. federal securities laws, the Company will use reasonable efforts to recover from any current or former person covered by the policy who received incentive-based compensation (including performance-based stock options and other performance-based equity awards under the Company's long-term incentive plans awarded as compensation) from the Company during the 3-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, the amount, if any, in excess of what would have been paid to the covered person under the accounting restatement. The pre-existing clawback provision included in the Company's equity agreements, which provides that if the equity holder violates any restrictive covenant they have with the Company (e.g., a non-compete or confidentiality agreement), the Company will be able to recoup any proceeds realized by the equity holder in the prior 12 months with respect to the equity award, remains in effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date:	February 28, 2019	By:	/s/ Michael A. Boxer
Michael A. Boxer
Senior Vice President and General Counsel